EXHIBIT 3.1

BY-LAWS

OF

BAYHILL CAPITAL CORPORATION, INC.

(a Delaware corporation)

Adopted May 12, 2008

ARTICLE I

CORPORATE OFFICES

SECTION 1. Registered Office. The registered office of BayHIll Capital Corporation, Inc. (the “Corporation”) shall be fixed in the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”).

SECTION 2. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may be properly brought before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall determine. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public announcement made on or prior to the date previously scheduled for such annual meeting of stockholders.

SECTION 2.  Business to be Conducted at Annual Meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this section, who is entitled to vote at the meeting and complies with the notice procedures set forth in this section. For business to be properly brought before an annual meeting by a stockholder, if such business is related to the election of directors of the Corporation, the procedures in Article II, Section 3 of these By-laws must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.

To be timely, a stockholder’s notice shall be delivered to or mailed to and received at the principal office of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this section.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and if he should so determine, the chairman shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted. In addition to the provisions of this section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. For purposes of this section, “public announcement” has the meaning set forth in Article III, Section 3(c) of these By-laws.

SECTION 3. Special Meetings. Unless otherwise required by applicable law or the Certificate of Incorporation, special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. The Chief Executive Officer or the President shall call a special meeting of the stockholders if the Corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the Board of Directors upon public announcement made on or prior to the date previously scheduled for such annual meeting of stockholders.

SECTION 4. Notice of Meetings. Written notice of all meetings of the stockholders shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense. No notice need be sent to any stockholder if three successive notices mailed to the last known address of such stockholder have been returned as undeliverable until such time as another address for such stockholder is made known to the Corporation by such stockholder. In order to be entitled to receive notice of any meeting, a stockholder shall advise the Corporation in writing of any change in such stockholder’s mailing address as shown on the Corporation’s books and records.

When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as of the new record date.

A stockholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such stockholder.  Such waiver shall be delivered to the Corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a stockholder waives objection to lack of notice or defective notice of the meeting unless the stockholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the stockholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the stockholder objects to considering the matter when it is presented.

SECTION 5. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in these by-laws shall require the corporation to provide electronic mail addresses or other electronic mail information as a part of such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a physical location, then the list shall also be produced and kept at the meeting location, for the duration of the meeting, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means or remote communication, then the list shall be open to the examination of any stockholder during the duration of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 6. Recognition Procedure for Beneficial Owners. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons.  The resolution may set forth (i) the types of nominees to which it applies, (ii) the rights or privileges that the Corporation will recognize in a beneficial owner, which may include rights and privileges other than voting, (iii) the form of certification and the information to be contained therein, (iv) if the certification is with respect to a record date, the time within which the certification must be received by the Corporation, (v) the period for which the nominee’s use of the procedure is effective, and (vi) such other provisions with respect to the procedure as the Board of Directors deems necessary or desirable.  Upon receipt by the Corporation of a certificate complying with the procedure established by the Board of Directors, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the stockholder making the certification.

SECTION 7. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of one-half of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented or, if no stockholders are present, any officer entitled to preside at or act as secretary of the meeting may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present, it is not broken by the subsequent withdrawal of any stockholder.

SECTION 8. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence, the Chief Executive Officer, if any, or if none or in the Chief Executive Officer’s absence, the President, if any, or if none or in the President’s absence, a Vice President, or if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The Board of Directors may adopt before a meeting such rules for the conduct of the meeting, including an agenda and limitations on the number of speakers and the time which any speaker may address the meeting, as the Board of Directors determines to be necessary or appropriate for the orderly and efficient conduct of the meeting. Subject to any rules for the conduct of the meeting adopted by the Board of Directors, the person presiding at the meeting may also adopt, before or at the meeting, rules for the conduct of the meeting.

SECTION 9. Voting; Action Without a Meeting; Proxies; Required Vote.

(a) At each meeting of stockholders, stockholders entitled to vote may vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact, and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all elections of directors taken at any meeting of stockholders (at which a quorum was present to organize the meeting) the voting may, but need not, be by ballot.  Each record holder of stock shall be entitled to vote in the election of directors.  Cumulative voting shall not be allowed in the election of directors.  At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the Board of Directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast at such meeting, whether or not a quorum is present when the vote is taken.

(b) Except as any provision of the Delaware General Corporation Law (the “General Corporation Law”) may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper shall be delivered to the Corporation by delivery to its principal place of business or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded, to the extent and in the manner provided by resolution of the board of directors of the Corporation.    Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

(c) Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy, which may be in the form of a telegram, cablegram or other means of electronic transmission, signed by the person and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

SECTION 10. Corporation’s Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a stockholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the stockholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a stockholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the stockholder if:

(i)          the stockholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii)          the name signed purports to be that of an administrator, executor, guardian or conservator representing the stockholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(iii)          the name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(iv)          the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the stockholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the stockholder has been presented with respect to the vote, consent, waiver, proxy appointment of proxy appointment revocation;

(v)          two or more persons are the stockholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

(vi)          the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with this Section 9.

The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder.

Neither the Corporation nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

SECTION 11. Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Any or all of the stockholders may participate in an annual or special stockholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting.  A stockholder participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 12. Inspectors. The Board of Directors, in advance of any meeting, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, count and tabulate all votes, ballots or consents, determine the result, certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls, except as otherwise required by law.

In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information accompanying an electronically transmitted ballot that establishes that the electronic transmission was authorized by a stockholder of record or proxy holder or any information submitted with a telegram, cablegram or other electronic transmission or a proxy to the proxy holder or a proxy solicitation firm, proxy support service or similar agent (and the inspectors shall specify the information on which they relied in determining such validity), or any information provided pursuant to the reasonable procedures established by the Corporation to verify that participants, if any, present by means of remote communications are stockholders or proxyholders, or (iii) of this title, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2. Qualification; Number; Term; Remuneration.

(a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors shall be fixed from time to time by action of the Board of Directors, provided that the number of directors shall not be reduced at any time so as to shorten the term of any director at the time in office. The Board of Directors may also choose, from among themselves, a Chairman of the Board,

A majority of the Board of Directors must be non-employee directors. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c) Directors may be reimbursed or paid in advance their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings and for serving on committees.

SECTION 3. Nominations.

(a) Subject to the provisions of Section 2 hereof, only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who was a stockholder of record at the time of giving of notice provided for in this section and who complies with the notice procedures set forth in this section. Any nomination by a stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely notice for an annual meeting, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the foregoing sentence to the contrary, and subject to the provisions of Section 2, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation (which public announcement shall in no event be made less than 10 days prior to the then current year’s annual meeting). Such stockholder’s notice shall set forth in writing, (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name, age, business address and residence address of each such person, (B) the principal occupation or employment of each such person, (C) the class and number of shares of stock of the Corporation which are owned beneficially and of record by each such person and (D) any other information relating to each such person that is required to be disclosed in connection with the solicitation of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provision thereto (including, without limitation, such nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected).

(b) Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this section. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (i) the 60th day prior to such special meeting, or (ii)  the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(c) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws and in that event the defective nomination shall be disregarded. In addition to the provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 4. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 5. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 6. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or any two of the directors then in office. Notice of the place, date and time of each special meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telegraphing, telecopying or telephoning the same or by delivering the same personally or by electronic transmission not later than the day before the day of the special meeting.

A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the Corporation for filing with the corporate records. Further, a director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 9. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence, the Chief Executive Officer, if any, or in the Chief Executive Officer’s absence, the President, if any, or in the President’s absence, any Vice President who is a member of the Board of Directors, or in such Vice President’s absence, a chairman chosen by the directors, shall preside. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of all meetings of the Board of Directors, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 11. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation.

SECTION 12. Removal.

(a) A director may be removed from office for cause by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote in an election of directors. For purposes of this Section 12, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

(b) Except to the extent otherwise provided in the General Corporation Law, any director may be removed from office without cause by the affirmative vote of the holders of at least 75% of the outstanding shares of stock entitled to vote in an election of directors.

SECTION 13. Vacancies. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time the notice is received by the Corporation unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the Corporation’s acceptance of such resignation shall not be necessary to make it effective. Any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the stockholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the board of directors, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual stockholders’ meeting at which directors are elected. If elected by the stockholder, the director shall hold office for the unexpired term of his predecessor in office; except that, if the director’s predecessor was elected by the directors to fill a vacancy, the director elected by the stockholders shall hold office for the unexpired term of the last predecessor elected by the stockholders.

SECTION 14. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing or by electronic transmission, and the writing or writings and copies or transcripts of the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors; provided that such filing may be maintained in electronic form if the records of all meeting minutes are so maintained.

SECTION 15. Compensation. By resolution of the Board of Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director, or such other compensation as the Board of Directors and the director may reasonably agree upon.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

SECTION 1. Appointment. It is the intent of the Board of Directors to conduct the affairs of the Corporation; provided, however, that from time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have such powers as shall be determined and specified by the Board of Directors in the resolution of appointment; provided, however, that no committee shall be granted all of the authority and power to act in substitution of the Board of Directors; and provided, further, that no committee shall have power or authority in reference to the following matters:  (i) approving, adopting or recommending to the stockholders any action or matter (other than the election or removal of directors) expressly required by statute to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any portion of these By-laws.  The Board of Directors shall appoint the chairperson of the Audit Committee and Compensation Committee.

SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors; provided, however, that the Audit Committee and Compensation Committee shall conduct their respective affairs consistent with applicable laws, regulations and listing standards of the National Association of Securities Dealers, and shall have those powers specified in the charters of such committees as adopted by the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present, the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing or by electronic transmission, and the writing or writings and copies or transcripts of the electronic transmission or transmissions are filed with the minutes of proceedings of the committee; provided that such filing may be maintained in electronic form if the records of all meeting minutes are so maintained.

SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE V

OFFICERS

SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer and a Secretary, and may include, by election or appointment, a President, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. The Board may delegate to any such executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 2. Term of Office and Remuneration. The executive officers shall be elected annually and shall hold office until the next annual meeting and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board, and any officer appointed by an executive officer or by a committee may be removed either with or without cause by the officer or committee who appointed him or by the Chairman, Chief Executive Officer or President.

SECTION 4. Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be provided by the By-laws or from time to time be assigned by the Board of Directors.  Unless approved by the Board of Directors, the Chairman of the Board of Directors shall be a different person than the Chief Executive Officer of the Corporation.

SECTION 5. Chief Executive Officer and/or President. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers and its employees and agents; may appoint and remove assistant officers and other agents and employees, other than any officer elected by the Board of Directors; and may execute and deliver in the name and on the behalf of the Corporation powers of attorney, contracts, bonds and other obligations and instruments. The Chief Executive Officer may execute and deliver in the name and on the behalf of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other powers and authority as from time to time may be assigned by the Board of Directors. The Board of Directors may separately establish the office of the President, in which case the President shall have the duties to execute and deliver in the name and on behalf of the Corporation, powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors.

SECTION 6. Vice President. A Vice President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 8. Secretary. The Secretary shall in general have all duties incident to the position of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

SECTION 10. Action with Respect to Securities of Other Corporations. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE VI

EXCULPATION AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 1. Indemnification. For purposes of Article VI, a “Proper Person” means any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The Corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys’ fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 4 of this Article VI that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation’s best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the Corporation’s best interests, or (ii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.  A Proper Person will be deemed to be acting in his official capacity while acting as a director, officer, employee or agent on behalf of this Corporation and not while acting on this Corporation’s behalf for some other entity.

No indemnification shall be made under this Article VI to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the Corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the Corporation shall be limited to reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding.

SECTION 2. Right to Indemnification. The Corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he was entitled to indemnification under Section 1 of this Article VI against expenses (including attorneys’ fees) reasonably \

incurred by him in connection with the proceeding without the necessity of any action by the corporation other than the determination in good faith that the defense has been wholly successful.

SECTION 3. Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article VI. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 2 of this Article VI.

SECTION 4. Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in Sections 1 or 2 of this Article VI or where indemnification is ordered by a court in Section 5 of this Article VI, any indemnification shall be made by the Corporation only as authorized in the specific case upon a determination by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in Section 1 of this Article VI. This determination shall be made by the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding (“Quorum”). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the Board of Directors designated by the Board, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the Board of Directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in this Section 4 or, if a Quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors (including directors who are parties to the action) or (ii) a vote of the stockholders.

SECTION 5. Court-Ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 2 of this Article VI, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in Section 1 of this Article VI or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

SECTION 6. Advance of Expenses. Reasonable expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding as described in Section 1 of this Article VI may be paid by the Corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person’s good faith belief that he has met the standards of conduct prescribed by Section 1 of this Article VI, (ii) a written undertaking, executed personally or on the Proper Person’s behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and (iii) a determination is made by the proper group (as described in Section 4 of this Article VI) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 4 of this Article VI.

SECTION 7. Witness Expenses. The sections of this Article VI do not limit the Corporation’s authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

SECTION 8. Report to Stockholders. Any indemnification of or advance of expenses to a director in accordance with this Article VI, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the stockholders with or before the notice of the next stockholders’ meeting. If the next stockholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the stockholders at or before the time the first stockholder signs a writing consenting to such action.

SECTION 9. Insurance. By action of the Board of Directors, notwithstanding any interest of the Directors in the action, the Corporation may purchase and maintain insurance, in such scope and amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the Board of Directors of the Corporation, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity interest or any other interest, through stock ownership or otherwise.

ARTICLE VII

BOOKS AND RECORDS

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in these By-laws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 3. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

SECTION 4. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VIII

CERTIFICATES REPRESENTING STOCK

SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE IX

DIVIDENDS

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

RATIFICATION

To the fullest extent permitted by law, any transaction, including any transaction questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified, before or after judgment is rendered in such lawsuit, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE XI

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE XII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE XIII

WAIVER OF NOTICE

Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XIV

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as such person may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by such primary financial officer.

SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XV

AMENDMENTS

Except as provided in the Certificate of Incorporation or the provisions of this Article XV or by law, the Board of Directors shall have the power to adopt, amend or repeal By-laws for the Corporation. By-laws may also be adopted, amended or repealed by the stockholders by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, except as may otherwise be provided by the Certificate of Incorporation (including any provision concerning the voting rights or powers of any class of series of preferred stock). By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law which may be made by them shall not be altered, amended or repealed by the Board of Directors.

Certificate of By-laws by Secretary

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of BayHill Capital Corporation (the “Company”) and the foregoing By-laws reflect the by-laws of the Company adopted as of May 12, 2008.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this __ day of May, 2008.

______________________________
Gary L. Cook, Secretary